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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of HomeCom Communications, Inc. of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under Item 3 "Incorporation of Documents by Reference."



                                    PricewaterhouseCoopers LLP


Atlanta, Georgia
July 31, 1998